UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 12, 2009

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices, including ZIP code)
(920) 684-4410
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

        On June 12, 2009, The Manitowoc Company, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of August 25, 2008 (the “Credit Agreement”), by and among the Company, the subsidiaries, the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms not otherwise defined in this current report have their respective meanings set forth in the Credit Agreement, as amended through June 12, 2009. The Amendment, among other things:

•	reduces the Minimum Consolidated Interest Coverage Ratio that the Company is required to maintain pursuant to the Credit Agreement for each fiscal quarter ending between September 30, 2009 and June 30, 2012 from between 2.75 to 1.00 and 3.00 to 1.00 to between 1.875 to 1.00 and 2.75 to 1.00, depending on the fiscal quarter;

•	increases the Maximum Consolidated Total Leverage Ratio that Company is permitted to maintain pursuant to the Credit Agreement for each fiscal quarter ending between June 30, 2009 and September 30, 2012 from between 3.50 and 1.00 and 4.00 to 1.00 to between 4.00 to 1.00 and 7.375 to 1.00, depending on the fiscal quarter;

•	adds a new covenant requiring the Company to maintain a Consolidated Senior Secured Leverage Ratio for each fiscal quarter ending on or after June 30, 2011 of not in excess 3.50 to 1.00 and 5.25 to 1.00, depending on the fiscal quarter;

•	increases the Applicable Rate payable on Alternate Base Rate loans from between 0.50% and 1.75% to between 2.75% and 4.00%, in each case based on the Company’s Consolidated Total Leverage Ratio;

•	increases the Applicable Rate payable on Eurocurrency Loans from between 2.00% and 3.25% to between 3.75% and 5.00%, in each case based on the Company’s Consolidated Total Leverage Ratio;

•	adds or increases mandatory prepayment requirements upon sale the sale of equity, from excess cash flow or in connection with the sale of long term debt or accounts receivable in securitization transactions, in each case in certain circumstances based on the Company’s Consolidated Total Leverage Ratio;

•	adds a new covenant limiting capital expenditures;

•	eliminates the Company’s option to increase the borrowing capacity of the revolving facility or Term Loan A; and

•	amends certain covenants to further restrict the ability of the Company to pay dividends and distributions and the ability of the Company and its subsidiaries to make acquisitions.

In addition, the Company agreed to pay to each lender that approved the Amendment an amendment fee in an amount equal 0.50% of the outstanding borrowings and commitments under the Credit Agreement attributable to the lender.

        The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, the form of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and the Credit Agreement, which was filed as Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Form of Amendment, dated as of June 12, 2009, to the Amended and Restated Credit Agreement, dated as of August 25, 2008, by and among The Manitowoc Company, Inc., the subsidiary borrowers named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.
Date: June 12, 2009	By: /s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	Form of Amendment, dated as of June 12, 2009, to the Amended and Restated Credit Agreement, dated as of August 25, 2008, by and among The Manitowoc Company, Inc., the subsidiary borrowers named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.